Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 21, 2014, with respect to the financial statements of Eclipse Resources Ohio, LLC contained in the Prospectus, filed on June 23, 2014, relating to the Registration Statement of Eclipse Resources Corporation on Form S-1 (File No. 333-195679), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

July 2, 2014